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                           KIRKPATRICK & LOCKHART LLP
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                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100

                                November 19, 1998


V-ONE Corporation
20250 Century Boulevard, Suite 300
Germantown, Maryland  20874

            Re:   V-ONE Corporation
                  Registration Statement on Form S-3
Ladies/Gentlemen:

      We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3, Registration Number 333-_____ ("Registration Statement"), under the Securities Act of 1933, as amended, covering the resale of 494,441 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable to Advantage Fund II Ltd. ("Advantage") on exercise of warrants to purchase 489,441 shares of Common Stock in the aggregate, and 5,000 shares of Common Stock held by Golden Eagle Partners (the "Holder").

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

      Based on the foregoing, we are of the opinion that each of the 489,441 shares of Common Stock, when issued in accordance with the terms of (i) the Common Stock Purchase Warrant dated September 22, 1998 to purchase 100,000 shares of Common Stock issued by the Corporation to Advantage, and (ii) the Common Stock Purchase Warrant dated September 22, 1998 to purchase 389,441 shares of Common Stock issued by the Corporation to Advantage, as the case may

V-ONE Corporation
November 19, 1998
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be, will be, and the 5,000 shares of Common Stock held by the Holder are, duly and validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                    Sincerely,

                                    /s/ Kirkpatrick & Lockhart LLP

                                    KIRKPATRICK & LOCKHART LLP